                                                                 Exhibit (a) (1)

                               HUNTINGTON VA FUNDS

                              DECLARATION OF TRUST

                               DATED JUNE 30, 1999

                               HUNTINGTON VA FUNDS

                              DECLARATION OF TRUST

                                TABLE OF CONTENTS

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ARTICLE I NAME, REGISTERED AGENT AND DEFINITIONS.................................................................         1
         Section 1.1.      Name..................................................................................         1
         Section 1.2.      Registered Agent......................................................................         1
         Section 1.3.      Definitions...........................................................................         1

ARTICLE II TRUSTEES..............................................................................................         3
         Section 2.1.      General Powers........................................................................         3
         Section 2.2.      Investments...........................................................................         4
         Section 2.3.      Legal Title...........................................................................         5
         Section 2.4.      Issuance and Repurchase of Shares.....................................................         6
         Section 2.5.      Delegation; Committees................................................................         6
         Section 2.6.      Collection and Payment................................................................         6
         Section 2.7.      Expenses..............................................................................         6
         Section 2.8.      Manner of Acting; By-Laws.............................................................         6
         Section 2.9.      Miscellaneous Powers..................................................................         7
         Section 2.10.     Principal Transactions................................................................         7
         Section 2.11.     Number of Trustees....................................................................         8
         Section 2.12.     Election and Term.....................................................................         8
         Section 2.13.     Resignation and Removal...............................................................         8
         Section 2.14.     Vacancies.............................................................................         8
         Section 2.15.     Delegation of Power...................................................................         9

ARTICLE III CONTRACTS............................................................................................         9
         Section 3.1.      Underwriting Contract.................................................................         9
         Section 3.2.      Advisory or Management Contract.......................................................         9
         Section 3.3.      Transfer Agency and Administrative Contracts..........................................         10
         Section 3.4.      Affiliations of Trustees or Officers, Etc.............................................         10
         Section 3.5.      Compliance with 1940 Act..............................................................         10

ARTICLE IV LIMITATIONS OF LIABILITY OF SHAREHOLDERS,TRUSTEES AND OTHERS..........................................         11
         Section 4.1.      No Personal Liability of Shareholders, Trustees, Etc..................................         11
         Section 4.2.      Non-Liability of Trustees, Etc........................................................         11
         Section 4.3.      Mandatory Indemnification.............................................................         11
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         Section 4.4.      No Bond Required of Trustees..........................................................         13
         Section 4.5.      No Duty of Investigation; Notice in Trust Instruments, Etc............................         13
         Section 4.6.      Reliance on Experts, Etc..............................................................         14

ARTICLE V SHARES OF BENEFICIAL INTEREST..........................................................................         14
         Section 5.1.      Beneficial Interest...................................................................         14
         Section 5.2.      Rights of Shareholders................................................................         14
         Section 5.3.      Trust Only............................................................................         14
         Section 5.4.      Issuance of Shares....................................................................         15
         Section 5.5.      Register of Shares....................................................................         15
         Section 5.6.      Transfer of Shares....................................................................         15
         Section 5.7.      Notices...............................................................................         16
         Section 5.8.      Treasury Shares.......................................................................         16
         Section 5.9.      Voting Powers.........................................................................         16
         Section 5.10.     Meetings of Shareholders..............................................................         17
         Section 5.11.     Establishment and Designation of Series or Class......................................         17

ARTICLE VI REDEMPTION AND REPURCHASE OF SHARES...................................................................         19
         Section 6.1.      Redemption of Shares..................................................................         19
         Section 6.2.      Price.................................................................................         20
         Section 6.3.      Payment...............................................................................         20
         Section 6.4.      Effect of Suspension of Determination of Net Asset Value..............................         20
         Section 6.5.      Repurchase by Agreement...............................................................         20
         Section 6.6.      Redemption of Shareholder's Interest..................................................         20
         Section 6.7.      Redemption of Shares in Order to Qualify as Regulated Investment Company; Disclosure
                            of Holding...........................................................................         21
         Section 6.8.      Reductions in Number of Outstanding Shares Pursuant to Net Asset Value Formula........         21
         Section 6.9.      Suspension of Right of Redemption.....................................................         21

ARTICLE VII DETERMINATION OF NET ASSET VALUE AND DISTRIBUTIONS...................................................         22
         Section 7.1.      Net Asset Value.......................................................................         22
         Section 7.2.      Distributions to Shareholders.........................................................         23
         Section 7.3.      Power to Modify Foregoing Procedures..................................................         23

ARTICLE VIII DURATION, TERMINATION OF TRUST; AMENDMENT; MERGERS, ETC.............................................         24
         Section 8.1.      Duration..............................................................................         24
         Section 8.2.      Termination of Trust or Series or Class...............................................         24
         Section 8.3.      Amendment Procedure...................................................................         25
         Section 8.4.      Merger, Consolidation and Sale of Assets..............................................         26
         Section 8.5.      Incorporation; Reorganization.........................................................         26

ARTICLE IX REPORTS TO SHAREHOLDERS...............................................................................         27
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ARTICLE X MISCELLANEOUS..........................................................................................         27
         Section 10.1.     Filing................................................................................         27
         Section 10.2.     Governing Law.........................................................................         27
         Section 10.3.     Counterparts..........................................................................         27
         Section 10.4.     Reliance by Third Parties.............................................................         27
         Section 10.5.     Provisions in Conflict with Law or Regulations........................................         28
         Section 10.6.     Use of the "Huntington"Name...........................................................         28
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

                             DECLARATION OF TRUST
                            OF HUNTINGTON VA FUNDS


     THIS DECLARATION OF TRUST is made as of June 30, 1999 by John M. Shary, 3097 Walden Ravines, Columbus, Ohio 43221, William R. Wise, 613 Valley Forge Court, Westerville, Ohio 43081 and David S. Schoedinger, 229 East State Street, Columbus, Ohio 43215 (together with all other persons from time to time duly elected, qualified and serving as Trustees in accordance with the provisions of
Article II, the "Trustees");

     WHEREAS, the Trustees desire to establish a trust under the laws of Massachusetts for the investment and reinvestment of funds contributed to the trust; and

     WHEREAS, the Trustees desire that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest, as provided in this Declaration;

     NOW, THEREFORE, the Trustees declare that all money, securities and other assets contributed to the Trust, or any Series or Class (each as defined below), shall be held, managed and disposed of in trust for the pro rata benefit of the holders from time to time of the shares of beneficial interest of this Trust, or any such Series or Class, which shares shall be issued in accordance with this Declaration and subject to its provisions.

                                   ARTICLE I
                    NAME, REGISTERED AGENT AND DEFINITIONS

     Section 1.1. Name. The name of the Trust is "Huntington VA Funds," and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time adopt pursuant to Section 8.3(a).

     Section 1.2. Registered Agent. The registered agent of the Trust for service of process within the Commonwealth of Massachusetts shall be: C.T. Corporation System, 2 Oliver Street, Boston, Massachusetts 02109.

     Section 1.3. Definitions. The following terms have the following respective meanings:

     (a) "Administrator" means the party or parties to provide administrative services to the Trust pursuant to an administrative services contract authorized under Section 3.3.

     (b) "By-Laws" means the By-Laws referred to in Section 2.8, as amended from time to time.

     (c) "Class" means any class of Shares of a Series established in accordance with the provisions of Section 5.11.

     (d) The terms "Commission," "Interested Person" and "Majority Shareholder Vote" (the vote of a majority of the outstanding voting securities referenced in the definition of a "voting security" contained in the 1940 Act) have the meanings given them in the 1940 Act.

     (e) "Custodian" means any Person other than the Trust who has custody of any Trust Property as required by Section 17(f) of the 1940 Act, but does not include a system for the central handling of securities described in Section 17(f) of the 1940 Act.

     (f) "Declaration" means this Declaration of Trust as amended from time to time. Reference in this Declaration of Trust to the "Declaration," shall be deemed to refer to this Declaration, rather than exclusively to the article or section in which such words appear.

     (g) "Distributor" means the party or parties to provide distribution services to the Trust pursuant to a contract or contracts authorized under
Section 3.1.

     (h) "His" shall include the feminine and neuter, as well as the masculine, genders.

     (i) "Investment Adviser" means the party or parties to provide investment advisory and management services to the Trust pursuant to a contract or contracts authorized under Section 3.2.

     (j) "Municipal Bonds" means obligations issued by or on behalf of states, territories and of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, the interest from which is exempt from federal income tax.

     (k) "Net Asset Value" means the net asset value of each Series and each Class determined in the manner provided in Section 7.1.

     (l) "1940 Act" means the Investment Company Act of 1940, as amended from time to time, and the rules, regulations and interpretations promulgated thereunder.

     (m) "Outstanding Shares" means those Shares of each Series and each Class, if any, shown from time to time on the books of the Trust or of its Transfer Agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust.

     (n) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     (o) "Series" means any series of Shares of the Trust established in accordance with the provisions of Section 5.11.

     (p)  "Shareholder" means a record owner of Outstanding Shares.

     (q) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time, or, if more than one Series or Class is authorized by the Trustees pursuant to Section 5.11, the equal proportionate transferable units into which each Series or Class shall be divided from time to time, including fractions of Shares as well as whole Shares.

     (r) "Transfer Agent" means any Person other than the Trust who maintains the Shareholder records of the Trust, such as the list of Shareholders, the number of Shares credited to each account, and the like pursuant to a transfer agency contract authorized under Section 3.3.

     (s) "Trust" means Huntington VA Funds, as established by this Declaration. Reference to the Trust, when applicable to one or more Series, shall refer to any such Series.

     (t) The "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust, or any Series or Class, or the Trustees in their capacity as Trustees.

     (u) The "Trustees" means the persons who have signed this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected, qualified and serving as Trustees in accordance with the provisions of Article II hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in his capacity or their capacities as trustees hereunder.

                                  ARTICLE II
                                   TRUSTEES

     Section 2.1. General Powers. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust and each Series and Class to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees shall have power to conduct the business of the Trust and each Series and Class and to carry on the operations of Trust and each Series and Class in any and all of the Trust's branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories of the United States of America and of foreign nations, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust or any Series or Class although such things are not specifically mentioned in this Declaration. Any determination as to what is in the interests of the Trust or any Series or Class made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

     The enumeration of any specific power herein shall not be construed as limiting the powers of the Trustees. Such powers may be exercised without order of or resort to any court.

     Section 2.2. Investments. The Trustees shall have the power, on behalf of the Trust:

     (a) To operate as, and carry on the business of, an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations.

     (b) To interpret the investment policies, practices or limitations of any Series.

     (c) To invest in, hold for investment, or reinvest cash and other property in securities, including common and preferred stocks and, to the extent permitted by the 1940 Act, shares of other investment companies; warrants; bonds, debentures, bills, time notes and all other evidences of indebtedness; negotiable or non-negotiable instruments; government securities, including securities of any state, municipality or other political subdivision thereof, or any governmental or quasi-governmental agency or instrumentality; and money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase agreements, of any corporation, company, trust, association, firm or other business organization, however established, and of any country, state, municipality or other political subdivision, or any governmental or quasi-governmental agency or instrumentality.

     (d) To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend, and to pledge any such securities and repurchase agreements.

     (e) To purchase put and call options written by others and to write put and covered call options covering the types of securities in which a particular Series or Class may invest and to enter into contracts for the future delivery of fixed income securities.

     (f) To exercise all rights, powers and privileges of ownership or interest in all securities and repurchase agreements included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto, and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities and repurchase agreements.

     (g) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, including cash, and any interest therein.

     (h) To borrow money on behalf of any Series or Class, and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the assets belonging to the Series or Class on behalf of which such borrowings are made; to endorse, guarantee or undertake the performance of any obligation or engagement of any other Person; and to lend Trust Property in respect of any Series or Class but only out of the assets belonging to such Series or Class.

     (i) To aid by further investment with respect to any Series or Class any corporation, company, trust, association or firm, any obligation of or interest in which is included in the Trust Property in respect of such Series or Class or in the affairs of which the Trustees have any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm.

     (j) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purchase or the attainment of any object or the furtherance of any power herein before set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

     The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.

     The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust or any Series or Class, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries but shall have full authority and power to make any and all investments which they, in their sole discretion, shall deem proper to accomplish the purposes of the Trust and any Series or Class. However, each of the powers herein before mentioned shall be subject to any investment policies or restrictions applicable to the Trust or a particular Series or Class contained in any effective registration statement filed with the Commission on behalf of the Trust.

     Section 2.3. Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property in respect of the Trust or any Series or Class to be held by or in the name of one or more of the Trustees, or in the name of the Trust or the appropriate Series or Class, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust and each Series and Class is deemed appropriately protected. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. The Trust Property shall be held by the Trustees separate and apart from any assets now or hereafter held in any capacity other than as Trustee of the Trust.

Upon the termination of the term of office, resignation, removal or death of a Trustee, he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such cessation and vesting of title shall be effective whether or not conveyancing documents have been executed and delivered.

     Section 2.4. Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares of the Trust and each Series and Class, and, subject to the provisions set forth in Articles VI and VII and Section 5.11 hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or the appropriate Series or Class, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts governing business corporations.

     Section 2.5. Delegation; Committees. The Trustees shall have power to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments, either in the name of the Trust or in the name of the Trustees, or otherwise, as the Trustees may deem expedient, to the same extent as such delegation is permitted by the 1940 Act.

     Section 2.6. Collection and Payment. The Trustees shall have power to collect all property due to the Trust and each Series and Class; to pay all claims, including taxes, out of the assets belonging to a Series or Class or owned by the Trust; to Registration Statement on Form N-1A, defend, compromise or abandon any claims relating to the Trust Property in respect of the Trust or any Series or Class; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust or any Series or Class; and to enter into releases, agreements and other instruments.

     Section 2.7. Expenses. The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and to pay reasonable compensation, out of the assets belonging to each Series or Class or owned by the Trust, to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

     Section 2.8. Manner of Acting; By-Laws. Except as otherwise provided in this Declaration or in the By-Laws or as otherwise required by the 1940 Act, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held be means of a telephonic conference or similar communication method through which all persons participating in the meeting can hear each other, or by written consents of a majority of the Trustees then in office. Written consents may be executed in one or more counterparts and may be delivered to the Trust by telefax or other electronic means through which a signature is identifiable. The Trustees may adopt By-Laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and any Series or Class, and may amend or repeal such By-Laws to the extent such power is not reserved to the Shareholders.

     Notwithstanding the foregoing provisions of this Section 2.8, and in addition to such provisions or any other provision of this Declaration or of the By-Laws with respect to the appointment and powers of committees, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body.

     Section 2.9. Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust and any Series or Class including, but not limited to, one or more Transfer Agents, Administrators, Distributors, Custodians or Investment Advisers; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) remove Trustees or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) purchase, and pay for out of the assets belonging to a Series or Class or owned by the Trust, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust or a Person against such liability; (e) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees or agents of the Trust; (f) to the extent permitted by law, indemnify any person with whom the Trust has dealings, including the Investment Adviser; Distributor, Transfer Agent and selected dealers, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method by which its accounts shall be kept; (i) establish Series and Classes of Shares in accordance with the provisions of Section 5.11 hereof; (j) allocate assets, liabilities and expenses of the Trust to a particular Series or Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses attributable to a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided in Section 5.11 hereof; and (k) establish from time to time a minimum Share purchase requirement with respect to any Series or Class and to require the redemption of the Shares of any Shareholder of such Series or Class whose investment is less than the established minimum selected by the Trustees, upon notice to each such Shareholder.

     Section 2.10. Principal Transactions. Unless otherwise permitted by the 1940 Act, the Trustees may not, on behalf of the Trust or any Series or Class, buy any securities (other than Shares) from, or sell any securities (other than Shares) to, or lend any assets belonging to any Series or Class or owned by the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with the Investment Adviser, Distributor or Transfer Agent or with any Interested Person of any such Person; provided, however, that the Trust may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, Transfer Agent, dividend disbursing agent or Custodian so long as such action is not prohibited by the 1940 Act.

     Section 2.11. Number of Trustees. The number of Trustees shall initially be three (3), and thereafter shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than seven (7).

     Section 2.12.  Election and Term.  The initial Trustees are John M.
Shary, William R. Wise and David S. Schoedinger. By execution of this Declaration, the initial Trustees agree to be bound by its terms. Except for Trustees appointed to fill vacancies pursuant to Section 2.14, the Trustees shall be elected by the Shareholders owning of record a plurality of the Outstanding Shares of the Trust entitled to vote at a meeting of Shareholders, with the Shareholders of all Series and Classes voting together as a single class. Except in event of the resignation or removal pursuant to Section 2.13, each Trustee shall hold office during the lifetime of the Trust, and until its termination as provided in Section 8.2 hereof, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until his successor is elected and qualified.

     Section 2.13. Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees, and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than two) with cause, by the action of two-thirds of the remaining Trustees. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

     Section 2.14. Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. No such vacancy shall operate to annul the Declaration or to revoke any existing agency created pursuant to the terms of the Declaration. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the number of Trustees subject to the provisions of Section 16(a) of the 1940 Act (or any successor provision), the remaining Trustees shall fill such vacancy by the appointment of such other person as they in their discretion shall see fit, made by a written instrument signed by a majority of the Trustees then in office. Any such appointment shall not become effective, however, until the person named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. An appointment of a Trustee may be made in anticipation of a vacancy to occur at a later date by reason of retirement, resignation or increase in the number of Trustees, provided that such appointment shall not become effective prior to such retirement, resignation or increase in the number of Trustees. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this
Section 2.14 or in Section 5.10, the Trustees in office, regardless of their number, shall have all the duties imposed upon the Trustees by the Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees in office shall be conclusive evidence of the existence of such vacancy.

     Section 2.15. Delegation of Power. Any Trustee may, by power of attorney, delegate his power for such period or periods of time deemed appropriate by such Trustee to any other Trustee or Trustees or any other individual; provided that such delegation shall be consistent with applicable law and any provision of this Declaration contemplating the Trustee to personally exercise the powers granted hereunder.

                                  ARTICLE III
                                   CONTRACTS

     Section 3.1. Underwriting Contract. The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive contract or contracts with respect to any or all Series or Classes providing for the sale of Shares of such Series or Class at not less than the applicable Net Asset Value as determined in accordance with Section 7.1 hereof, whereby the Trustees may either agree to sell the Shares to the other party to the contract or appoint such other party their sales agent for the Shares, and in either case on such terms and conditions as may be prescribed in the By-Laws, if any, and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article III or of the By-Laws, and such contract may also provide for the redemption, repurchase or sale of the Shares by such other party as agent of the Trustees.

     Section 3.2. Advisory or Management Contract. Subject to a majority Shareholder Vote by the relevant Series or Class, the Trustees may in their discretion from time to time enter into one or more investment advisory or management contracts with respect to such Series or Class whereby the other party to any such contract shall undertake to furnish to the Series or Class such administrative, management, investment advisory, statistical and research facilities and services, and such other facilities and services, if any, all upon such terms and conditions as the Trustees may in their discretion determine, including the grant of authority to such other party to determine what securities shall be purchased or sold by the Series or Class and what portion of the assets thereof shall be uninvested, which authority shall include the power to effect on behalf of the Trustees purchases, sales or exchanges of portfolio securities and other investment instruments belonging to the Series or Class as determined by such Investment Adviser without further consultation with the Trustees or may authorize any officer, agent or Trustee to effect such purchases, sales or exchanges pursuant to instructions or recommendations of the Investment Adviser (and all without further action by the Trustees). Any such purchases, sales and exchanges shall be deem to have been authorized by all of the Trustees.

     The Trustees may, subject to applicable requirements of the 1940 Act, including those relating to a Majority Shareholder Vote by the relevant Series or Class, authorize the Investment Adviser to employ with respect to such Series or Class one or more sub-advisers from time to time perform such of the acts and services of the Investment Adviser, and upon such terms and conditions, as maybe agreed upon between the Investment Adviser and any such sub-adviser.

     Section 3.3. Transfer Agency and Administrative Contracts. The Trustees may, in their discretion from time to time, enter into transfer agency and administrative services contracts whereby the Trustees delegate to the other party or parties to such contracts the responsibility to furnish transfer agency services and administrative services to the Shareholders and/or the Trust. The contracts shall be on such terms and conditions as the trustees may in their discretion determine not inconsistent with the provisions of this Declaration. Such services may be provided by one ore more entities with respect to any or all Series or Classes.

     Section 3.4.  Affiliations of Trustees or Officers, Etc.    The fact that
(i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, advisor or distributor of or for any partnership, corporation, trust, association or other organization, or of or for any parent or affiliate of any organization, with which a contract of the character described in Sections 3.1, 3.2, or 3.3 above, of for services as Custodian, or disbursing agent or for related services may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder of or has an interest in the Trust or that (ii) any partnership, corporation, trust association or other organization with which a contract of the character described in Sections 3.1, 3.2 or 3.3 above or for services as Custodian, or disbursing agent or for related services may have been or may hereafter be made also has any one or more of such contracts with one or more other partnerships, corporations, trusts, associations or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to this Trust or its Shareholders.

     Section 3.5. Compliance with 1940 Act. Any contract entered into pursuant to Section 3.1 or 3.2 shall be consistent with or subject to the requirements of Section 15 of the

1940 Act (including any amendment, successor provision or other applicable Act of Congress subsequently enacted) with respect to its continuance in effect, its termination and the method subsequently enacted) of authorization and approval or renewal of such contract and no amendment to any contract entered into pursuant to Section 3.2 shall be effective unless assented to by a Majority Shareholder Vote by the relevant Series or Class.

                                  ARTICLE IV
                   LIMITATIONS OF LIABILITY OF SHAREHOLDERS,
                              TRUSTEES AND OTHERS

     Section 4.1.  No Personal Liability of Shareholders, Trustees, Etc.    No
Shareholder shall be subject to any personal liability whatsoever to any person in connection with Trust Property or the acts, obligations or affairs of the Trust or any Series or Class. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any person, other than to the Trust or relevant Series or Class or its Shareholders, in connection with the Trust Property or the affairs of the Trust or such Series or Class, except liability arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his duties with respect to such Person, and all such Persons shall look solely to the Trust Property in respect of the Trust or the relevant Series or Class for satisfaction of claims of any nature arising in connection with the affairs of the Trust or such Series or Class. If any Shareholder, Trustee, officer, employee, or agent, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability of the Trust or any Series or Class, he shall not, on such account, be held to any personal liability. The Trust or the relevant Series or Class shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, to which such Shareholder may become subject by reason of his being or having been a Shareholder of the Trust or such Series or Class, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 4.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything contained in this Section restrict the right of the Trust or any Series or Class to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided.

     Section 4.2. Non-Liability of Trustees, Etc. - No Trustee, officer, employee or agent of the Trust shall be liable to the Trust or any Series or Class or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     Section 4.3. Mandatory Indemnification. (a) Subject to the exceptions and limitations contained in paragraph (b) below:

          (i) every person who is, or has been, a Trustee or officer of the Trust shall be indemnified by the Trust or relevant Series or Class to the fullest extent permitted by law against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in respect of the Trust or such Series or Class in which he became involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;

          (ii) the words "claim," "action," "suit," or "proceeding"shall apply to all claims, actions, suits or proceedings (civil, criminal, or other, including appeals), actual or threatened; the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

     (b) No indemnification shall be provided hereunder to a Trustee or officer:

          (i) against any liability to the Trust or any Series or Class or to the Shareholders thereof by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

          (ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or the relevant Series or Class;

          (iii) in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) resulting in a payment by a Trustee or officer, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office:

                (A) by the court or other body approving the settlement or other disposition; or

                (B) based upon a review of readily available facts (as opposed to a full trial-type inquiry) by (x) vote of a majority of the Disinterested Trustees (as defined below) acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or (y) written opinion of independent legal counsel.

     (c) The rights of indemnification provided in this Declaration may be insured against by policies maintained by the Trust or any Series or Class, shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors, administrators and assigns of such a person. Nothing contained in this Declaration shall affect any rights to indemnification to which personnel of the Trust other than Trustees and officers may be entitled by contract or otherwise under law.

     (d) Expenses or preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this
Section 4.3 may be advanced by the Trust or relevant Series or Class prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 4.3, provided that either

          (i) such undertaking is secured by a surety bond or some other appropriate security provided by the recipient, or the Trust or relevant Series or Class shall be insured against losses arising out of any such advances; or

          (ii) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees act on the matter), or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

          As used in this Section 4.3, a "Disinterested Trustee" is one who is not (i) an "Interested Person" of the Trust or relevant Series or Class (including anyone who has been exempted from being an "Interested Person" by any rule, regulation or order of the Commission), or (ii) involved in the claim, action, suit or proceeding.

     Section 4.4. No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

     Section 4.5. No Duty of Investigation; Notice in Trust Instruments, Etc. No purchaser, lender, Transfer Agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent, or, be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or any Series or Class or undertaking, and every other act or thing whatsoever executed in connection with the Trust or any Series or Class shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or any Series or Class or undertaking made or issued by the Trustees shall recite that the same is executed or made by them not individually, but as Trustees under this Declaration, and that the obligations of the Trust or such Series or Class under any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the assets of the Trust or the assets belonging to the relevant Series or Class, as the case may be, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to bind the Trustees individually. The Trustees shall at all times maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

     Section 4.6. Reliance on Experts, Etc. Each Trustee and officer, employee or agent of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust or any Series or Class, upon an opinion of counsel, or upon reports made to the Trust or any Series or Class by any of the Trust's officers or employees or by the Investment Adviser, Distributor, Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE V
                         SHARES OF BENEFICIAL INTEREST

     Section 5.1. Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into Shares with no par value, which may be further divided into Series and Classes as provided in Section 5.11. The number of Shares authorized hereunder is unlimited. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and non-assessable.

     Section 5.2. Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business described in this Declaration are vested exclusively in the Trustees, and the Shareholders shall have no interest in the Trust Property other than the proportionate undivided beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust or of any Series or Class, nor can they be called upon to share or assume any losses of the Trust or of any Series or Class or suffer an assessment of any kind by virtue of their ownership of Shares. All persons acquiring Shares shall acquire the same subject to the provisions of this Declaration and the By-Laws established by the Trustees as in effect from time to time, and by virtue of having become a Shareholder, shall be held to have expressly assented and agreed to the terms of and to have become a party to this Declaration. The Shares of a particular Series or Class shall be personal property giving only the rights in this Declaration specifically set forth. The Shares of a Series or Class shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine and designate with respect to such Series or Class established pursuant to Section
5.11. The death of
a Shareholder during the continuance of the Trust or any Series or Class shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or such Series or Class or against the Trustees, but shall entitle the representative only to the rights of said decedent under this Declaration.

     Section 5.3. Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind any Shareholder personally or, except as specifically provided in this Declaration, to call upon any Shareholders for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay be way of subscription for any Shares or otherwise. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees or a particular Series or Class shall look only to the assets of the Trust or the assets belonging to such Series or Class, whichever may be applicable, for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable for such credit, contract or claim.

     Section 5.4. Issuance of Shares. The Trustees in their discretion may, from time to time without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares of any Series or Class into a greater or lesser number without thereby changing the proportionate beneficial interests in such Series or Class. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or integral multiples thereof.

     Section 5.5. Register of Shares. A register shall be kept at the principal office of the Trust or an office of the Transfer Agent which shall contain the names and addresses of the Shareholders of each Series and each Class, if any, and the number of Shares of each Series and each Class held by the Shareholders respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares of each Series and each Class and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of the Shareholders of such Series or Class. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as provided by this Declaration or the By-Laws, until he has given his address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of Share certificates for any or all Series or Classes and promulgate appropriate rules and regulations as to their use.

     Section 5.6. Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder of such Shares or by his agent duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares and neither the Trustees nor any Transfer Agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer. Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of the Trust as the holder of such Shares upon production of the proper evidence to the Trustees or the Transfer Agent, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares and neither the Trustees nor any Transfer Agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

     Section 5.7. Notices. Any and all notices to which any Shareholder may be entitled, and any and all communications, shall be deemed duly served or given if mailed, postage-prepaid, addressed to any Shareholder or record at his last known address as recorded on the register of the Trust.

     Section 5.8. Treasury Shares. Shares held in the treasury shall, until reissued pursuant to Section 5.4, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to such Shares.

     Section 5.9. Voting Powers. Subject to the provisions set forth in Section
5.11 of this Article V, the Shareholders shall have power to vote (i) for the election of Trustees as provided in Section 2.12; (ii) with respect to any investment advisory or management contract entered into pursuant to Section 3.2;
(iii) with respect to termination of the Trust or a Series or Class as provided in Section 8.2; (iv) with respect to any amendment of this Declaration to the extent and as provided in Section 8.3; (v) with respect to any merger, consolidation or sale of assets as provided in Section 8.4; (vi) with respect to incorporation of the Trust to the extent and as provided in Section 8.5; (vii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders provided, however, that a Shareholder of a particular Series or Class shall not be entitled to bring any derivative or class action on behalf of any other Series or Class; and (viii) with respect to such additional matters relating to the Trust as may be required by this Declaration, the By-Laws or because of any registration of the Trust as an investment company under the 1940 Act with the Commission (or any successor agency) or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Until Shares of a particular Series or Class are issued, the Trustees may exercise all rights of the Shareholders of such Series or Class with respect to matters affecting such Series or Class, and may take any action with respect to the Trust or such Series or Class required or permitted by law, this Declaration or the By-Laws to be taken by Shareholders. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

     Section 5.10. Meetings of Shareholders. Special meetings of the Shareholders of any or all Series or Classes may be called by the Trustees and shall be called by the Trustees for the purpose of voting upon the question of the removal of any Trustee or Trustees when requested in writing to do so by the holders of not less than 10% of the Outstanding Shares of the Trust, with the Shares of all Series and Classes considered as a whole. At any time when less than a majority of the Trustees holding office have been elected by the Shareholders, the then remaining Trustees shall call a special meeting of Shareholders to be held as promptly as possible and in any event within 60 days for the purpose of electing Trustees to fill any existing vacancies. All such meetings shall be held either at the principal office of the Trust, or at such other place as may be designated by the Trustees. Whenever ten or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act or any successor provision seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of said Section with respect to providing such Shareholders access to the list of Shareholders or the mailing of such materials to Shareholders.

     Section 5.11. Establishment and Designation of Series or Class. The Trustees, in their discretion from time to time and without Shareholder approval, may authorize the division of Shares into two or more Series, each Series relating to a separate portfolio of investments; and may further authorize the division of the Shares of any Series into two or more Classes.
The different Series and Classes shall be established and designated, and the variations in the relative rights and preferences as between the different Series and Classes shall be fixed and determined, by the Trustees; provided, that all Shares shall be identical except that there may be variations between different Series and Classes as to purchase price, determination of net asset values, the price terms and manner of redemption, special and relative rights as to dividends and on liquidation, conversion rights, and conditions under which the several Series and Classes shall have separate voting rights. All references to Shares in this Declaration shall be deemed to be Shares of any or all Series and/or Classes as the context may require.

     If the Trustees shall divide the Shares into two or more Series, or divide the Shares of any Series into two or more Classes, the following provisions shall be applicable:

     (a) The number of Shares of each Series and Class that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or Class into one or more Series or Classes that may be established and designated from time to time. The Trustees may hold as treasury Shares (of the same or some other Series or Class), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Series or Class reacquired by the Trust at their discretion from time to time.

     (b) All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Trustees shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

     (c) The assets belonging to each particular Series and Class shall be charged with the liabilities of the Trust is respect of that Series and Class and all expenses, costs, charges and reserves attributable to that Series or Class, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees to and among any one or more of the Series and Classes established and designated from time to time in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

     (d) Notwithstanding any other provisions of this Declaration, including, without limitation, Articles VI and VII, no dividends or distributions (including, without limitation, any distribution paid upon termination of the Trust or any Series or Class) with respect to, nor any redemption or repurchase of, the Shares of any Series or Class shall be effected by the Trust other than from the assets belonging to such Series or Class, nor except as specifically provided in Section 4.1 of Article IV, shall any Shareholder of any particular Series or Class otherwise have any right or claim against the assets belonging to any other Series or Class except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series or Class.

     (e) Notwithstanding any other provision of this Declaration, including, without limitation, Section 5.9, only Shareholders of a particular Series or Class shall be entitled to vote on any matter affecting such Series or Class; provided, however, that where a particular matter affects a Series as a whole and not a particular Class, the Shareholders of such Series (including all of its Classes) shall be entitled to vote as a single class. Except with respect to matters as to which any particular Series or Class is affected, all of the Shares of each Series or Class shall, on matters as to which such Series or Class is entitled to vote, vote with other Series or Classes so entitled as a single class. Notwithstanding the foregoing, with respect to matters which would otherwise be voted on by two or more Series or Classes as a single class, the Trustees may, in their sole discretion, submit such matters to the Shareholders of any or all such Series or Classes separately.

     (f) The Trustees shall have the authority, without the approval of the Shareholders of any Series or Class (unless otherwise required by applicable law), (1) to provide that the holders of Shares of any Series or Class shall have the right to exchange such Shares for Shares of one or more other Series or Classes in accordance with such requirements and procedures as may be established by the Trustees, and (2) to combine the assets and liabilities belonging to a single Series or Class with the assets and liabilities of one or more other Series or Class.

     (g) The Trustees shall have the authority, without the approval of the Shareholders of any Series or Class, unless otherwise required by applicable law, to combine the assets and liabilities belonging to a single Series or Class with the assets and liabilities of one or more Series or Classes.

     (h) The establishment and designation of any Series or Class of Shares shall be effective upon the adoption of a resolution or resolutions by a majority of the Trustees setting forth the establishment and designation of such Series or Class. The Secretary or any Assistant Secretary of the Trust shall thereafter have the authority to certify the establishment and designation of a Series or Class of Shares by executing an instrument attesting to such fact which shall be filed with the records of the Trust. Such instrument shall also set forth any rights and preferences of such Series or Class which are in addition to the rights and preferences of Shares set forth in this Declaration. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Trustees may, by resolution adopted by a majority of their number, abolish that Series or Class and its establishment and designation.

                                  ARTICLE VI
                      REDEMPTION AND REPURCHASE OF SHARES

     Section 6.1. Redemption of Shares. All Shares shall be redeemable at the redemption price determined in the manner set out in this Declaration. Upon redemption, Shares shall have the status of authorized but unissued Shares. Redeemed or repurchased Shares may be resold by the Trust.

     The Shares of a particular Series or Class shall be redeemed at the price determined as set forth in this Declaration, upon the appropriately verified written application of the record holder (or upon such other form of request as the Trustees may determine) at such office or agency of the Trust or that Series or Class as may be designated from time to time for that purpose by the Trustees. The Trustees may specify additional conditions, not inconsistent with the 1940 Act, regarding the redemption of Shares of any Series or Class in the Trust's then effective Registration Statement on Form N-1A under the Securities Act of 1933.

     Section 6.2. Price. Shares of a particular Series or Class shall be redeemed at their Net Asset Value determined as set forth in Section 7.1 as of such time as the Trustees shall have prescribed by resolution. In the absence of such resolution, the redemption price of Shares of a particular Series or Class shall be the Net Asset Value of such Shares next determined as set forth in
Section 7.1 after receipt of such redemption application.

     Section 6.3. Payment. Payment for the Shares of a particular Series or Class shall be made in cash or in property, out of the assets belonging to such Series or Class, to the Shareholder of record at such time and in the manner, not inconsistent with the 1940 Act or other applicable Laws, as may be specified from time to time in the Trust's then effective Registration Statement on Form N-1A under the Securities Act of 1933, subject to the provisions of Section
6.4 hereof.

     Section 6.4. Effect of Suspension of Determination of Net Asset Value. If, pursuant to Section 6.9, the Trustees shall declare a suspension of the determination of Net Asset Value with regard to any Series or Class, the rights of Shareholders of such Series or Class (including those who shall have applied for redemption pursuant to Section 6.1 but who shall not yet have received payment) to have their Shares redeemed and paid for out of the assets belonging to the Series or Class shall be suspended until the termination of such suspension is declared. Any record holder who shall have his redemption right so suspended may, during the period of such suspension, by appropriate written notice of revocation at the office or agency where application was made, revoke any application for redemption not honored and withdraw any certificates on deposit. The redemption price of Shares of a particular Series or Class for which redemption applications have not been revoked shall be the Net Asset Value of such Shares next determined, as set forth in Section 7.1, after the termination of such suspension, and payment shall be made within seven (7) days after the date upon which the application was made, plus the period after such application during which the determination of Net Asset Value was suspended.

     Section 6.5. Repurchase by Agreement. The Trust may repurchase the Shares of any Series or Class directly, or through the Distributor or another agent designated for the purpose, by agreement with the owner of such Shares at a price not exceeding the Net Asset Value per Share of such Series or Class determined as of the time when the purchase or contract of purchase is made, or the Net Asset Value of such Series or Class as of any time which may be later determined pursuant to Section 7.1, provided payment is not made for such Shares prior to the time as of which such Net Asset Value is determined.

     Section 6.6. Redemption of Shareholder's Interest. The Trust shall have the right at any time without prior notice to the Shareholder to redeem the Shares of any Series or Class held by such Shareholder at the applicable then current Net Asset Value per Share if at such time the Shareholder owns Shares in such Series or Class having an aggregate Net Asset Value less than the minimum amount applicable to that Series or Class as established by the Trustees, provided such redemption shall be subject to such terms and conditions as the Trustees may approve and subject to the Trust's giving general notice to all Shareholders of the relevant Series or Class of its intention to avail itself of such right, either by publication in the Trust's then current Registration Statement on Form N-1A, if any, or by such other means as the Trustees may determine.

     Section 6.7. Redemption of Shares in Order to Qualify as Regulated Investment Company; Disclosure of Holding. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of any Series or Class has or may become concentrated in any Person to an extent which would disqualify such Series or Class as a regulated investment company under the Internal Revenue Code of 1986, as amended, (the "Code"), then the Trustees shall have the power, by lot or other means deemed equitable by them, (i) to call for redemption by any such Person a number, or principal amount, of Shares or other securities of the relevant Series or Class sufficient to maintain or bring the direct or indirect ownership of Shares or other securities of such Series or Class into conformity with the requirements for such qualification, and (ii) to refuse to transfer or issue Shares or other securities of such Series or Class to any Person whose acquisition of the Shares or other securities of the Series or Class in question would result in such disqualification. The redemption shall be effected at the redemption price and in the manner provided in Section 6.1.

     The holders of Shares or other securities of any Series or Class shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of such Series or Class as the Trustees deem necessary to comply with the provisions of the Code, or to comply with the requirements of any other taxing authority.

     Section 6.8. Reductions in Number of Outstanding Shares Pursuant to Net Asset Value Formula. The Trust may also reduce the number of Outstanding Shares of any Series or Class pursuant to the provisions of Section 7.1.

     Section 6.9. Suspension of Right of Redemption. The Trustees may declare a suspension of the right of redemption or postpone the date of payment on redemption with respect to any Series or Class for the whole or any part of any period (i) during which the New York Stock Exchange or the Federal Reserve Banks are closed other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Series or Class of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the Net Asset Value with regard to such Series or Class, or (iv) during any other period when the Commission may for the protection of security holders of the Trust or any Series or Class by order permit suspension of the right of redemption or postponement of the date of payment on redemption; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in (ii), (iii), or (iv) exist. Such suspension shall take effect at such time as the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment on redemption until the Trustees shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which the New York Stock Exchange and/or the Federal Reserve Banks shall have reopened or the period specified in (ii) or (iii) shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Trustees shall be conclusive). In the case of a suspension of the right of redemption with respect to any Series or Class, a Shareholder of that Series or Class may either withdraw his request for redemption or receive payment based on the Net Asset Value of the Series or Class existing after the termination of the suspension.

                                  ARTICLE VII
              DETERMINATION OF NET ASSET VALUE AND DISTRIBUTIONS

     Section 7.1. Net Asset Value. The value of the assets of a particular Series or Class shall be determined by appraisal of the securities owned by such Series or Class, such appraisal to be by such method as shall be deemed to reflect the fair value of the securities, or on the basis of amortized cost, determined in good faith by or under the direction of the Trustees. From the total value of said assets belonging to such Series or Class, there shall be deducted all indebtedness; interest; taxes payable or accrued, including estimated taxes on unrealized book profits; expenses and management charges accrued to the appraisal date; net income determined and declared as a distribution and all other items in the nature of liabilities belonging to that Series or Class which shall be deemed appropriate. The resulting amount, which shall represent the total net assets of the particular Series or Class, shall be divided by the number of Shares of such Series or Class outstanding at the time, and the quotient so obtained shall be deemed to be the Net Asset Value of the Shares of such Series or Class. The Net Asset Value shall be determined separately for each Series and each Class, if any, and shall be determined at least once on each business day, as of the close of trading on the New York Stock Exchange, or as of such other time or times as the Trustees shall determine. The power and duty to make the daily calculations with regard to any or all Series or Classes may be delegated by the Trustees to the Investment Adviser, the Custodian, the Transfer Agent or such other Person as the Trustees may determine. The Trustees may suspend the daily determination of the Net Asset Value with regard to any Series or Class to the extent permitted by the 1940 Act.

     For the purpose of allowing the Net Asset Value per Share of any Series or Class to remain constant as deemed appropriate by the Trustees, the Trustees shall be entitled to declare, pay and credit as dividends in respect of such Series or Class daily the net income (which may include or give effect to realized and unrealized gains and losses, as determined in accordance with applicable accounting and portfolio valuation policies) of the Series or Class. If the amount so determined for any day is negative, the Trustees shall be entitled, without the payment of monetary compensation but in consideration of the interest of the relevant Series or Class and the Shareholders thereof in maintaining a constant Net Asset Value per Share, to redeem pro rata from all Shareholders of the Series or Class at the time of such redemption (in proportion to their respective holdings of Shares) such number of Outstanding Shares of the Series or Class, or fractions thereof, as shall be required to permit the Net Asset Value per Share in regard to such Series or Class to remain constant. The Trustees may delegate the powers and duties specified in this
Section 7.1.

     Section 7.2. Distributions to Shareholders. The Trustees shall from time to time distribute ratably among the Shareholders of each Series and each Class, if any, such proportion of the net profits, surplus (including paid-in surplus), capital or assets belonging to such Series or Class as the Trustees may deem proper. Such distribution may be made in cash or property (including without limitation any type of obligations of the Series or Class or any assets belonging to such Series or Class), and the Trustees may distribute ratably among the Shareholders of the Series or Class additional Shares in such manner, at such times and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record of the Series or Class at the time of declaring a distribution, or among the Shareholders of record of the Series or Class at such other date or time or dates or times as the Trustees shall determine. The Trustees may in their discretion determine that, solely for the purposes of such distributions, the Outstanding Shares of a Series or Class shall exclude Shares for which orders have been placed subsequent to a specified time on the date the distribution is declared or on the next preceding day if the distribution is declared as of a day on which the New York Stock Exchange and/or Federal Reserve Banks not open for business, all as described in the then effective Registration Statement on Form N-1A of the Trust under the Securities Act of 1933. The Trustees may always retain from the net profits in respect of a particular Series or Class such amount as they may deem necessary to pay the debts or expenses applicable to that Series or Class or to meet obligations of the Trust or such Series or Class, or as they may deem desirable to use in the conduct of the affairs of the Trust or Series or Class or to retain for future requirements or extensions of the business thereof. The Trustees may adopt and offer to Shareholders of any or all Series or Classes such cash dividend payout plans or related plans as the trustees shall deem appropriate. Unless the Shareholder has notified the Transfer Agent in writing of his election to receive distribution in cash, distributions in respect of any Series or Class will be reinvested at the Net Asset Value per Share of such Series or Class at the close of business on the reinvestment date established by the Trustees. If authorized by the Trustees and permitted by applicable law, distributions in respect of a particular Series or Class may be reinvested at the Net Asset Value per Share of any other Series or Class in accordance with the procedures described in the Trust's then current Registration Statement on Form N-1A.

     Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable any Series or Class to avoid or reduce liability for taxes.

     Section 7.3. Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article VII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per Share Net Asset Value or the net income of any or all Series or Classes, or the declaration and payment of dividends and distributions in regard to any or all Series or Classes as they may deem necessary or desirable.

                                 ARTICLE VIII
           DURATION, TERMINATION OF TRUST; AMENDMENT; MERGERS, ETC.

     Section 8.1. Duration. The Trust (including any Series or Class established in accordance with Section 5.11) shall continue without limitation of time, subject to the provisions of this Article VIII.

     Section 8.2. Termination of Trust or Series or Class

     (a) The Trust or any Series or Class thereof may be terminated (i) by a Majority Shareholder Vote of the Trust, each affected Series or each affected Class, as applicable; or (ii) without the vote or consent of Shareholders by a majority of the Trustees either at a meeting or by written consent. Upon the termination of the Trust or any Series or Class:

          (i) The Trust or such Series or Class shall carry on no business except for the purpose of winding up its affairs;

          (ii) The Trustees shall proceed to wind up the affairs of the Trust or such Series or Class and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust or Series or Class shall have been would up, including the power to fulfill or discharge the contracts of the Trust or Series or Class, collect the assets thereof, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property in respect of the Trust or Series or Class to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay the liabilities of the Trust or Series or Class, and do all other acts appropriate to liquidate the business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property in respect of the Trust or Series or Class shall require Shareholder approval in accordance with Section 8.4;

          (iii) In the case of the termination of the Trust, the Trustees may, after paying or adequately providing for the payment of all liabilities of the Trust (including the liabilities of all Series and Classes), and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property in respect of each Series or each Class, in cash or in kind or partly each, ratably among the holders of the Shares of such Series or Class then outstanding in accordance with the preferences and special or relative rights and privileges, if any, of such Series or Class. The Trustees shall have the same power and authority, but subject to the same procedures and requirements, with respect to the termination of any Series or Class as provided in this paragraph (iii) with regard to the termination of the Trust.

     (b) After termination of the Trust or any Series or Class and distribution to the Shareholders, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall then be discharged from all further liabilities and duties hereunder as regards the Trust or such Series or Class, and the rights and interests of all Shareholders of the Trust or such Series or Class shall then cease.

     Section 8.3. Amendment Procedure. (a) Except as specifically provided in this Declaration, the Trustees may, without a vote of the Shareholders, amend this Declaration.

     (b)  Shareholders shall have the right to vote on:

          (i)   any amendment that would affect their right to vote granted in
     Section 5.9;

          (ii) any amendment that would alter the maximum number of Trustees permitted under Section 2.11;

          (iii) any amendment to this Section 8.3;

          (iv) any amendment as may be required by law or by the Trust's registration statement filed with the Commission; and

          (v)  any amendment submitted to them by the Trustees.

Any amendment required or permitted to be submitted to Shareholders that, as the Trustees may determine, shall affect the Shareholders of one or more Series or Classes shall be authorized by the vote of the Shareholders of each Series or Class affected and no vote of Shareholders of a Series or Class not affected shall be required. Notwithstanding anything in this Declaration, any amendment to Article IV shall not limit the rights to indemnification insurance provided in that Article with respect to action or omission which occurred prior to such amendment.

     (c) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as permitted, or a copy of the Declaration, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

     (d) Notwithstanding any other provisions of this Declaration, until such time as a Registration Statement on Form N-1A under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees. Until Shares of a particular Series or Class are issued, the Trustees may exercise all rights of the Shareholders of such Series or Class with respect to matters affecting such Series or Class, and may take any action with respect to the Trust or such Series or Class required or permitted by law, this Declaration or the By-Laws to be taken by Shareholders.

     Section 8.4. Merger, Consolidation and Sale of Assets. Any or all Series or Classes may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the assets belonging to such Series or Class, including good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Shareholders called for the purpose by the affirmative vote of the holders of two-thirds of the Shares of such Series or Class outstanding and entitled to vote, or by an instrument or instruments in writing without a meeting, consented to by the holders of two-thirds of such Shares; provided, however, that, if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, a Majority Shareholder Vote of the relevant Series or Class or the written consent of the holders of a majority of such Shares, shall be sufficient authorization, and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts.

     Section 8.5. Incorporation; Reorganization. The Trustees may, without the vote or consent of Shareholders, cause to be organized, or may assist in organizing, a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the assets belonging to such Series or Class or to carry on any business in which the Series or Class shall directly or indirectly have any interest and to sell, convey and transfer the assets belonging to such Series or Class to any such corporation, trust, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Series or Class holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between any Series or Class or any of their successors and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Unless otherwise required by law, nothing contained in this Declaration shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations, and selling, conveying or transferring a portion of the assets belonging to a particular Series or Class to such organizations or entities.

                                  ARTICLE IX
                            REPORTS TO SHAREHOLDERS

     The Trustees shall at least semi-annually submit to the Shareholders a written financial report, which may be included in the Trust's prospectus, of the transactions of the Trust, specifying the transactions attributable to each Series and each Class, if any, including financial statements which shall at least annually be certified by independent public accountants.

                                   ARTICLE X
                                 MISCELLANEOUS

     Section 10.1. Filing. This Declaration and any amendment hereto shall be filed in the office of the Secretary of State of the Commonwealth of Massachusetts, and in such other places as may be required under the laws of Massachusetts, and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by the Secretary of the Trust stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees, and shall, upon filing with the Secretary of State of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and its various amendments.

     Section 10.2. Governing Law. This Declaration is executed by the Trustees and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said Commonwealth.

     Section 10.3. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

     Section 10.4. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters to certified in favor of any Person dealing with the Trustees and their successors.

     Section 10.5. Provisions in Conflict with Law or Regulations. (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any such provisions are in conflict with the 1940 Act, the regulated investment company provisions of the Code or with other applicable laws and regulations, the conflicting provisions shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

     (b) If any provision of this Declaration shall be held invalid or enforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

     Section 10.6. Use of the "Huntington" Name . The Huntington National Bank ("Huntington") has consented to the use by any Series of the Trust of the name in the name of any Series of the Trust. Such consent is conditioned upon the employment of Huntington or a subsidiary or affiliate thereof as Investment Adviser of each Series of the Trust. As between the Trust and itself, Huntington controls the use of the name of the Trust insofar as such name contains the identifying name "Huntington." Huntington may from time to time use the identifying name "Huntington" in other connections and for other purposes, including, without limitation, in the names of other investment companies, corporations, or businesses that it may manage, advise, sponsor or own or in which it may have a financial interest. Huntington may require the Trust or any Series thereof to cease using the identifying name "Huntington" in the name of the Trust or any Series thereof if the Trust or any Series thereof ceases to employ Huntington or a subsidiary or affiliate thereof as Investment Adviser.

     IN WITNESS WHEREOF, the undersigned has executed this Declaration of Trust as Trustee this 30th day of June, 1999.


                                    /s/ John M. Shary
                                    ---------------------------------------
                                        John M. Shary



STATE OF OHIO      )
                   ) ss
COUNTY OF FRANKLIN )

     The foregoing Declaration of Trust was acknowledged before me this 30th day of June, 1999, by John M. Shary, Trustee.

                                    /s/ Stevenson E. Jones
                                    --------------------------------------
                                        Stevenson E. Jones, Notary Public
                                        My Commission expires: October 14, 2003

     IN WITNESS WHEREOF, the undersigned has executed this Declaration of Trust as Trustee this 17th day of June, 1999.


                                    /s/ William R. Wise
                                    -------------------------------------
                                        William R. Wise



STATE OF OHIO     )
                  ) ss
COUNTY OF FRANKLIN)

     The foregoing Declaration of Trust was acknowledged before me this 17th day of June, 1999, by William R. Wise, Trustee.

                                    /s/ Milton  J. Outcalt
                                    --------------------------------------
                                        Milton J. Outcalt, Notary Public
                                        My Commission expires: January 29, 2003

     IN WITNESS WHEREOF, the undersigned has executed this Declaration of Trust as Trustee this 21st day of June, 1999.


                                    /s/ David S. Schoedinger
                                    ------------------------------------
                                        David S. Schoedinger



STATE OF OHIO        )
                     ) ss
COUNTY OF FRANKLIN   )

     The foregoing Declaration of Trust was acknowledged before me this 21st day of June, 1999, by David S. Schoedinger, Trustee.


                                    /s/ Michael Schoedinger
                                    ------------------------------------
                                        Michael Schoedinger, Notary Public
                                        My Commission expires: August 31, 2001